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                                                                     EXHIBIT 2.4

                         STOCKHOLDER SUPPORT AGREEMENT


          STOCKHOLDER SUPPORT AGREEMENT (this "Agreement"), dated as of July 1, 1998, by and between Superior Services, Inc., a Wisconsin corporation ("Parent"), and the undersigned record and beneficial owner (the "Stockholder") of common stock, $.10 par value per share ("Company Common Stock"), of GeoWaste Incorporated, a Delaware corporation (the "Company").

                             W I T N E S S E T H:

          WHEREAS, concurrently herewith, Parent and the Company are entering into that certain Agreement and Plan of Merger of even date herewith (as amended, supplemented or replaced from time to time, provided that any amendment, supplement, replacement or waiver shall not materially affect the rights of the undersigned, including those created under the Merger Agreement as first executed as of the date hereof, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) contemplating a business combination between a wholly-owned subsidiary of Parent and the Company (the "Merger");

          WHEREAS, as of the date hereof, the Stockholder beneficially owns an aggregate of 3,573,200 shares of Company Common Stock (the "Currently Owned Shares") and desires to enter into this Agreement in order to induce Parent to enter into the Merger Agreement; and

          WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested the Stockholder to agree to vote any and all shares of Company Common Stock beneficially owned by the Stockholder as of the record date of the Stockholders' Meeting (the "Owned Shares") in favor of approval of the Merger Agreement, the Merger and the transactions contemplated thereby and the Stockholder hereby agrees to so vote such Owned Shares.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:


          1.   Agreement to Vote.
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          1.1  Voting.  The Stockholder hereby agrees that, during the time this
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Agreement is in effect and for so long as the Board of Directors of the Company has not withdrawn its recommendation for the adoption of the Merger Agreement and approval of the Merger, at any meeting of the stockholders of the Company, however called, the Stockholder
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shall vote the Owned Shares (a) in favor of the adoption of the Merger Agreement and approval of the Merger; and (b) against any Acquisition Proposal.

          1.2  Irrevocable Proxy.  In the event that the Stockholder shall
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breach its covenant set forth in Section 1.1, the Stockholder (without any further action on Stockholder's part) shall be deemed to have hereby irrevocably appointed the Chief Executive Officer or the Chief Financial Officer of Parent as the attorney and proxy of the Stockholder, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to all the Owned Shares that the Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, to vote such Owned Shares as set forth in Section 1.1 above. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes, effective upon the execution and delivery of the Merger Agreement by the parties thereto, all other proxies and powers of attorney with respect to the Owned Shares that the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of the Stockholder's obligations under Section 1.1 hereof) shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto so long as the Stockholder's obligations under this Section 1.2 remain in effect.

          2.   Expiration.  This Agreement and the Stockholder's obligations
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hereunder shall terminate on the earlier of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) an amendment, supplement, replacement or waiver of a provision of the Merger Agreement that materially affected the rights of the undersigned.

          3.   Representations and Warranties.
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          3.1  Representations and Warranties of Parent.  Parent hereby
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represents and warrants to the Stockholder that it has full power and authority to execute, deliver and perform this Agreement; such execution, delivery and performance have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; and this Agreement has been duly and validly executed and delivered by Parent and constitutes a legal, valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except to the extent
(i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3.2  Representations and Warranties of the Stockholder.  The
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Stockholder hereby represents and warrants to Parent as follows:

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          (a) The Stockholder has good and valid title to the Currently Owned
Shares free and clear of any lien, charge, encumbrance or claim of whatever nature, other than restrictions upon resale which may be imposed by applicable securities laws.

          (b) As of the date hereof, the Stockholder beneficially owns the Currently Owned Shares. The Stockholder does not have any right to acquire, nor is it the beneficial owner of any other shares of Company Common Stock or any securities convertible into or exchangeable or exercisable for any shares of Company Common Stock, except for (i) stock options and warrants and (ii) shares of Company Common Stock presently owned or hereafter acquired in its market making capacity.

          (c) The Stockholder has full power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent (i) such enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights and (ii) the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (d) The execution, delivery and performance of this Agreement by the Stockholder will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Stockholder under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which the Stockholder is a party or by which its respective properties or assets are bound.

          4.   Certain Covenants of the Stockholder.  The Stockholder hereby
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covenants and agrees as follows:

          4.1  No Solicitation of Transactions.  From and after the date hereof,
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the Stockholder shall not, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing information, other than the Company SEC Documents), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Stockholder shall promptly advise Parent of the receipt of any Acquisition Proposal or if any inquiries are received by, any information or documents are requested from, or any negotiations or discussions are sought to be instituted or continued with, the Stockholder.

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          4.2  Accounting Matters.  (a) In the event the Stockholder wishes to undertake any action with respect to the Currently Owned Shares (including, without limitation, a disposition of such shares), the Stockholder shall consult with Parent in advance of taking such action. The Stockholder shall provide Parent with a written proposal describing such action and the reasonable basis upon which the Stockholder believes that such action would not prevent Parent from accounting for the business combination to be effected pursuant to the Merger Agreement as a pooling of interests, together, if requested by Parent, with documentation from its attorneys and/or accountants supporting such belief.

          (b) The Stockholder shall not take or agree to take any action that, upon written advice of Parent's regularly retained auditing firm, a copy of which advice shall be delivered to the undersigned, would prevent Parent from accounting for the business combination to be effected pursuant to the Merger Agreement as a pooling of interests.

          4.3  Condition Precedent to Distributions.  In the event the
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Stockholder shall distribute shares of Company Common Stock to its partners, as a condition precedent to such distribution, the Stockholder shall have obtained from each partner receiving shares in such distribution, an agreement, in form and substance reasonably acceptable to Parent, substantially similar to this Agreement, duly executed and delivered by each such partner.

          5.   Further Assurances.  From time to time, at the other party's
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request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by Section 1 of this Agreement.

          6.   Miscellaneous.
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          6.1  Entire Agreement; Assignment.  This Agreement (i) constitutes the
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entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations.

          6.2  Amendments.  This Agreement may not be modified, amended, altered
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or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

          6.3  Notices.  All notices, requests, claims, demands and other
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communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, by mail (registered or certified mail,

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postage prepaid, return receipt requested) or by any courier service, such as
Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:


            To the Stockholder:

                Allen Value Partners L.P.
                c/o Allen & Company Incorporated
                711 Fifth Avenue
                New York, New York  10022
                Attention:  Richard Fields


            To Parent:

                Superior Services, Inc.
                One Honey Creek Corporate Center
                125 South 84th Street, Suite 200
                Milwaukee, Wisconsin  53214
                Attention: Scott S. Cramer, General Counsel

                     with a copy to:

                Foley & Lardner
                777 East Wisconsin Avenue
                Milwaukee, Wisconsin  53202
                Attention:  Steven R. Barth, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          6.4  Specific Performance.  Each of the parties hereto recognizes and
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acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereby agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          6.5  Descriptive Headings.  The descriptive headings used herein are
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inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

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          6.6  Severability.  (a)  Whenever possible, each provision or portion
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of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (b) If any term, covenant or condition of this Agreement shall cause
(i) the Securities and Exchange Commission to determine that the business combination to be effected by the Merger Agreement does not qualify for pooling of interests accounting treatment and/or (ii) the financial advisors of the Company and Parent to withhold their respective opinions to the effect that the business combination to be effected by the Merger Agreement qualifies for pooling of interests accounting treatment, such provision shall be deemed deleted from this Agreement and the remainder of this Agreement shall remain in full force and effect.

          6.7  No Third Party Beneficiaries.  This Agreement is not intended to
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be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          6.8  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          6.9  Counterparts.  This Agreement may be executed in counterparts,
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each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

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          IN WITNESS WHEREOF, Parent and the Stockholder have caused this
Agreement to be duly executed as of the day and year first above written.


                                SUPERIOR SERVICES, INC.



                                By: /s/ George K. Farr
                                    -----------------------------
                                    Name: George K. Farr
                                    Title: Chief Financial Officer


                                ALLEN VALUE PARTNERS L.P.



                                By: /s/ Philip Scaturro
                                    -----------------------------
                                    Name:  Allen Value Inc.
                                    Title: President

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